Exhibit 25.2

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) /_/
                          ___________________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                             13-5160382
(State of incorporation                              (I.R.S. employer
if not a U.S. national bank)                         identification no.)

One Wall Street, New York, N.Y.                      10286
(Address of principal executive offices)             (Zip code)
                          ___________________________

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
              (Exact name of obligor as specified in its charter)

United States                                        22-2382028
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)

802 Delaware Avenue
Wilmington, Delaware                                 19801
(Address of principal executive offices)             (Zip code)
                          ___________________________

                              Asset Backed Notes
                      (Title of the indenture securities)

1.   General information.  Furnish the following information as to the
     Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                  Address
    --------------------------------       --------------------------------
     Superintendent of Banks of the       2 Rector Street, New York, N.Y.
     State of New York                    10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York     33 Liberty Plaza, New York, N.Y.
                                          10045

     Federal Deposit Insurance            Washington, D.C.  20429
     Corporation

     New York Clearing House Association  New York, New York   10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)



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

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6.   The consent of the Trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.








































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

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of October, 1999.


                                  THE BANK OF NEW YORK

                                  By:   /s/ MICHELE L. RUSSO
                                     -------------------------------------
                                        Name:  MICHELE L. RUSSO
                                        Title:  ASSISTANT TREASURER

































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                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                               Dollar Amounts
ASSETS                                                           In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and
    currency and coin   . . . . . . . . .                         $ 5,597,807
  Interest-bearing balances   . . . . . .                           4,075,775
Securities:
  Held-to-maturity securities   . . . . .                             785,167
  Available-for-sale securities   . . . .                           4,159,891
Federal funds sold and Securities
  purchased under agreements to resell  .                           2,476,963
Loans and lease financing receivables:
  Loans and leases, net of unearned
    income  . . . . . . . . . .  38,028,772
  LESS: Allowance for loan and
    lease losses  . . . . . . . .   568,617
  LESS: Allocated transfer risk
    reserve   . . . . . . . . . . .  16,352
  Loans and leases, net of unearned
    income, allowance, and reserve  . . .                          37,443,803
Trading Assets  . . . . . . . . . . . . .                           1,563,671
Premises and fixed assets (including
  capitalized leases)   . . . . . . . . .                             683,587
Other real estate owned . . . . . . . . .                              10,995
Investments in unconsolidated
  subsidiaries and associated companies                               184,661
Customers' liability to this bank on
  acceptances outstanding   . . . . . . .                             812,015
Intangible assets . . . . . . . . . . . .                           1,135,572
Other assets  . . . . . . . . . . . . . .                           5,607,019
                                                                  -----------
Total assets  . . . . . . . . . . . . . .                         $64,536,926
                                                                  ===========

LIABILITIES
Deposits:
  In domestic offices   . . . . . . . . .                         $26,488,980
  Noninterest-bearing   . . . .  10,626,811
  Interest-bearing  . . . . . .  15,862,169
  In foreign offices, Edge and
    Agreement subsidiaries, and IBFs  . .                          20,655,414
  Noninterest-bearing   . . . . .   156,471
  Interest-bearing  . . . . . .  20,498,943
Federal funds purchased and Securities
  sold under agreements to repurchase   .                           3,729,439
Demand notes issued to the U.S.Treasury .                             257,860
Trading liabilities . . . . . . . . . . .                           1,987,450
Other borrowed money:
  With remaining maturity of one year
    or less   . . . . . . . . . . . . . .                             496,235
  With remaining maturity of more than
    one year through three years  . . . .                                 465
  With remaining maturity of more than
    three years   . . . . . . . . . . . .                              31,080
Bank's liability on acceptances executed
  and outstanding   . . . . . . . . . . .                             822,455
Subordinated notes and debentures . . . .                           1,308,000
Other liabilities . . . . . . . . . . . .                           2,846,649
                                                                  -----------
Total liabilities . . . . . . . . . . . .                          58,624,027
                                                                  ===========

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . .                           1,135,284
Surplus . . . . . . . . . . . . . . . . .                             815,314
Undivided profits and capital reserves  .                           4,001,767
Net unrealized holding gains (losses) on
  available-for-sale securities   . . . .                         (     7,956)
Cumulative foreign currency translation                           (    31,510)
  adjustments   . . . . . . . . . . . . .                         -----------
Total equity capital  . . . . . . . . . .                           5,912,899
                                                                  -----------
Total liabilities and equity capital  . .                         $64,536,926
                                                                  ===========








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

         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Reyni                                     Directors
Alan R. Griffith
Gerald L. Hassell































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